UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2024

SIZZLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41005	85-3418600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4201 Georgia Avenue, NW

Washington, DC 20011

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 846-0300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	SZZLU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	SZZL	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	SZZLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 27, 2024 (the “Closing Date”),  Sizzle Acquisition Corp., a Delaware corporation (“Sizzle”) and European Lithium Limited, an Australian public company limited by shares (ASX: EUR) (“European Lithium”) consummated (the "Closing") the previously announced business combination (the “Business Combination”), pursuant to that certain Agreement and Plan of Merger, dated as of October 25, 2022 (as amended on January 4, 2023, July 7, 2023 and November 17, 2023, and as amended and supplemented from time to time, the "Business Combination Agreement") by and among Sizzle, European Lithium, European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly owned subsidiary of European Lithium ("EUR BVI"), Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (“Pubco”) and Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Pubco. Pursuant to the Closing, each of Sizzle and EUR BVI became direct, wholly-owned subsidiaries of Pubco.

In connection to the Closing of the Business Combination, Pubco’s ordinary shares will begin trading on the Nasdaq Global Market under the ticker symbol “CRML” on February 28, 2024.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed by Sizzle in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2024 (the "Current Report"), Sizzle held a special meeting of stockholders on February 22, 2024 (the “Special Meeting”). At the Special Meeting, Sizzle’s stockholders voted on the proposals described in the definitive proxy statement/prospectus filed by Sizzle with the Securities and Exchange Commission (“SEC”) on December 28, 2023, as supplemented (the “Proxy Statement”). At the Special Meeting, and as described in the Current Report, each of the proposals in the Proxy Statement to be voted upon at the Special Meeting was approved by the stockholders of Sizzle.

As part of the proposals presented at the Special Meeting, the stockholders of Sizzle approved amendments (collectively, the “NTA Amendment”) to Sizzle's amended and restated certificate of incorporation (the “Existing Charter”) to remove the requirements contained in the Existing Charter limiting Sizzle's ability to redeem common stock and consummate an initial business combination if such redemptions would cause Sizzle to have less than $5,000,001 in net tangible assets, and as otherwise described relating to such proposal in the Proxy Statement and Current Report.  The NTA Amendment was contained in Annex I to the Proxy Statement. As contemplated by the business combination described in the Proxy Statement and its NTA Amendment proposal, the NTA Amendment approved and adopted by the Sizzle stockholders in the Special Meeting was filed with the Secretary of State of the State of Delaware prior to the consummation of the Business Combination as described in the Proxy Statement.

Item 8.01. Other Events.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the press release issued by Sizzle announcing the Closing of the Business Combination.

A copy of this press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2024	SIZZLE ACQUISITION CORP.

	By:	/s/ Steve Salis
		Name:	Steve Salis
		Title:	Chief Executive Officer

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